EXHIBIT 99.3
Frozen Food Express Industries Substantially Concludes Investigation,
Receives Additional Deficiency Notice from Nasdaq,
Announces Senior Management Team Changes, Discusses Expected First Quarter Results

DALLAS, May 17, 2006 -- Frozen Food Express Industries, Inc. (Nasdaq: FFEX) announced today that its Audit Committee has substantially completed its investigation into allegations regarding questionable billing practices and certain other operational matters. The Company believes that none of the matters that were the subject of such allegations will have a material effect on the Company's previously filed financial statements.

Further, and as anticipated, the Company received a letter from the Nasdaq Listing Qualifications Staff on May 12, 2006 indicating that the Company's failure to timely file its Form 10-Q for the quarter ended March 31, 2006 could result in the delisting of the Company's stock from The Nasdaq Stock Market. As previously announced, the Nasdaq Listing Qualifications Panel (the "Panel") granted the Company an extension until June 30, 2006 to file the Form 10-Q for the quarter ended March 31, 2006. This new notice does not alter or impact the extensions that the Panel had previously granted to the Company. By letter dated May 2, 2006, the Panel granted the Company's request for continued listing on Nasdaq subject to certain conditions, including: (i) on or before June 16, 2006, the Company must file with the Securities and Exchange Commission (the "SEC") the Form 10-K for the fiscal year ended December 31, 2005; and, (ii) on or before June 30, 2006, the Company must file with the SEC the Form 10-Q for the quarter ended March 31, 2006.

While the Company believes it can meet the deadlines set forth in the Panel's decision, there can be no assurance that the Company will be able to do so or that the Panel will continue the Company's listing on The Nasdaq Stock Market in the event the Company fails to meet the deadlines set forth in the Panel's decision.

As recently disclosed in a filing with the SEC, the Company expects total revenue for the first quarter ended March 31, 2006 to approximate $128.4 million, inclusive of $17.0 million for fuel adjustment charges. Net income for the quarter is expected to range from $1.8 million to $2.4 million, or $0.09 to $0.13 per diluted share. Expected first quarter pre-tax income includes approximately $1.5 million of expenses related to the investigation. Additional expenses were incurred in April and May of 2006. Additionally, the Company expects to report 2005 fourth quarter and year-end results consistent with its previously announced expectations.

"While this has been a difficult time for the Company, we have emerged as a stronger entity with improved controls and processes in place," commented Stoney M. ("Mit") Stubbs, Jr., Chairman and CEO. "With the investigation behind us, we can focus on running our business, which continues to perform well. The first quarter is typically a slow period in the refrigerated transportation niche, but we are encouraged by recent, strong, less-than- truckload ("LTL") volumes. Revenue from LTL linehaul services is expected to approximate $33 million during the first quarter of 2006, a 15% increase over the first quarter of 2005. Our LTL hundredweight volumes increased 6% over the first quarter of 2005. The increase in LTL performance is due primarily to the strong manufacturing sector, favorable pricing conditions and regulatory changes associated with the new hours of service rules that became effective in October of 2005. Under the new rules, the amount of time that a driver can be "on duty" has been reduced by two hours. While this has reduced our driver productivity, it has also resulted in a shift of revenue generated from full truckload ("TL") to LTL linehaul services.

"As a result of these new rules, we have seen a noticeable shift in customer preference from TL services requiring multiple stops to the more traditional LTL operations, as evidenced by an increase in the LTL percentage of total linehaul services revenue. This shift has also resulted in a richer blend of high margin freight. We have always had the unique ability to optimize our yields by managing equipment utilization between TL and LTL operations. It has been this strategy that has allowed us to combat external forces, such as the new hours of service rules, while sustaining a competitive advantage in the marketplace."

The Company also announced today the promotion of Stoney R. ("Russell") Stubbs, 42, to the position of Senior Vice President and Chief Operating Officer. He replaces the retiring Charles G. Robertson, 63, who was the Chief Operating Officer, an Executive Vice President and a Director of the Company. Previously, Mr. Stubbs served as Senior Vice President of the Company, and since 1999, as President of Lisa Motor Lines, Inc., a subsidiary of the Company based in Fort Worth, Texas. He joined the Company's primary operating subsidiary, FFE Transportation Services, Inc. ("FFE"), in 1986 as a management trainee upon his graduation from Texas A&M University. Russell Stubbs has also served as a Director of the Company since his election in November 2005 and is the son of Chairman and CEO Stoney M. ("Mit") Stubbs, Jr.

Additionally, Thomas G. Yetter has been promoted to Senior Vice President and Chief Financial Officer. Mr. Yetter, 53, has served as Interim Chief Financial Officer since February 15, 2006, when the Company's prior Chief Financial Officer resigned. He has been with the Company since 1986, and has served as Treasurer and Vice President of Finance for the Company and FFE, respectively. Mr. Yetter is a graduate of the University of Iowa and is a Certified Public Accountant.

Mr. Yetter has also been elected to the Company's Board of Directors. Both Russell Stubbs and Mr. Yetter will be among management's nominees for the Board of Directors at the 2006 annual meeting of the Company, which is tentatively scheduled for July 2006.

About FFEX
Frozen Food Express Industries, Inc. is the largest publicly-owned, temperature-controlled carrier of perishable goods (primarily food products, health care supplies and confectionary items) on the North American continent. Its services extend from Canada, throughout the 48 contiguous United States, and into Mexico. The refrigerated trucking company is the only one serving this market that is full-service -- providing full-truckload, less-than- truckload and dedicated fleet transportation of refrigerated and frozen products. Its refrigerated less-than-truckload operation is also the largest on the North American continent. The company also provides full-truckload transportation of non-temperature-sensitive goods through its non-refrigerated trucking fleet, American Eagle Lines. Additional information about Frozen Food Express Industries, Inc. can be found at the company's web site, http://www.ffex.net .

Forward-Looking Statements
This report contains information and forward-looking statements that are based on management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", "intend", "plan", "schedule", "estimate", "project", and similar expressions, including expected revenues and results for the first quarter of 2006. These statements are based on current expectations and are subject to uncertainty and change.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.